Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Neuberger Berman Alternative Funds Prospectus and “Other Third-Party Service Providers to the Fund,” "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information, each dated February 28, 2026, and each included in this Post-Effective Amendment No. 80 to the Registration Statement (Form N-1A, File No. 333-122847) of the Neuberger Berman Alternative Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated December 23, 2025, with respect to the financial statements and financial highlights of Neuberger Berman Long Short Fund (one of the series constituting Neuberger Berman Alternative Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 24, 2026